Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2023, relating to the consolidated financial statements of Panbela Therapeutics, Inc. (the “Company”) and its subsidiaries, as of and for the year ended December 31, 2022.

/s/ Cherry Bekaert LLP

Tampa, Florida

March 17, 2023